FULL RATCHET AMENDMENT AND EXTENSION AGREEMENT

This Full Ratchet Amendment and Extension Agreement (the “Agreement”) is entered into as of July 30, 2010 by and between Broadcast International, Inc., a Utah corporation (the “Company”), and Castlerigg Master Investments Ltd. (the “Holder”).

A.

The Company and the Holder are parties to, among other agreements, a Senior Secured Convertible Note dated December 21, 2007 as amended March 31, 2010, executed by the Company in favor of the Holder, a copy of which is attached hereto and by this reference incorporated herein (the “Note”), a Warrant to Purchase Common stock dated December 21, 2007 (the “Warrant”) and a Registration Rights Agreement dated December 21, 2007 (the “Registration Rights Agreement”).

B.

The Note and the Warrant contain provisions that adjust the conversion price of the Note and the exercise price of the Warrant in the event capital is raised by the Company at prices less than the current Conversion Price and Exercise Price.

C.

The Company is in the process of raising additional capital and, in connection therewith, has requested that the Holder modify the adjustment of Conversion Price and Exercise Price provisions of the Note and Warrant, respectively.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.

Consideration.  In consideration of the Holder entering into this Agreement, the Company agrees to issue to the Holder: (a) 2,000,000 shares of restricted Common Stock, which shall be issued within one week of the execution and delivery of this Agreement by both parties (the “Initial Shares”) and (b) 800,000 shares of restricted Common Stock, which shall be issued upon consummation of a Qualified Financing Transaction (as defined below) (the “Subsequent Shares” and together with the Initial Shares, the “Shares”).

2.          Amendments to the Note.

(a)

Section (1) of the Note is hereby deleted and replaced in its entirety as follows:

(1) PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest.  The “Maturity Date” shall be June 21, 2012; provided, however, if the Company has not consummated a Qualified Financing Transaction (as defined below) on or before September 30, 2010, then the Maturity Date shall automatically be restored to its original date of December 21, 2010 without further notice or action by the Holder; and, provided further the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding

Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.  Notwithstanding any provision of this Section 1 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company at least two (2) days prior to the Maturity Date electing to have the payment of all or any portion of the Principal and Interest payable on the Maturity Date deferred (such amount deferred, the “Deferral Amount”) up to a date that is two (2) years after the Maturity Date, which date shall thereafter be the “Maturity Date” for all purposes hereunder.  Any notice delivered by the Holder pursuant to this Section 1 shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.  For purposes of this Note, the term "Qualified Financing Transaction" shall mean one or more or a series of financing transactions in which the Company raises gross proceeds not less than $6,000,000 (Six Million Dollars) pursuant to the issuance of equity securities provided that such securities are junior in all rights to this Note and are otherwise issued on terms satisfactory to the Holder in its sole discretion.

(b)

Section 4(a)(xviii) of the Note is hereby amended in its entirety to read  as follows:

(xviii)   the failure of the Company to maintain a balance of cash and marketable securities equal to or greater than $950,000 (Nine  Hundred-Fifty Thousand Dollars); provided, however, this subsection (xviii) shall not be effective unless the Company has consummated a Qualified Financing Transaction on or before September 30, 2010; and, provided further that this subsection (xviii) will only be effective from and after the time of consummation of such Qualified Financing Transaction.

(c)

Adjustment of Conversion Price.  Paragraph 7 of the Note shall be amended to include a new subparagraph (e), which shall read as follows:

Adjustment of Conversion Price.  In the event a Qualified Financing Transaction is consummated on or before September 30, 2010, the provisions of paragraphs 7(a)-7(d) of the Note shall not apply to the sales of Common Stock sold in the Qualified Financing Transaction, and the Conversion Price of the Note shall be reduced to $1.80; provided, however, this paragraph 7(e) shall not be effective unless the Company has consummated a Qualified Financing Transaction on or before September 30, 2010.  In the event the Company issues Common Stock before September 30, 2010, but has not raised sufficient funds to qualify as a Qualified Financing Transaction, the Conversion Price shall be determined in accordance with Paragraph 7(a) for the sale of such shares of Common Stock.

3.

Amendment to Warrant .  Paragraph 2 of the Warrant shall be amended to include a new subparagraph (e), which shall read as follows:

Adjustment of Exercise Price. In the event a Qualified Financing Transaction is consummated on or before September 30, 2010, the provisions of paragraphs 2(a)-2(d) of the Warrant shall not apply to the sales of Common Stock sold in the Qualified Financing Transaction, but the Exercise Price of the Note shall be reduced to $1.80 and the number of Warrant Shares issuable upon exercise shall be increased to 5,208,333; provided, however, this paragraph 2(e) shall not be effective unless the Company has consummated a Qualified Financing Transaction on or before September 30, 2010.  In the event the Company issues Common Stock before September 30, 2010, but has not raised sufficient funds to qualify as a Qualified Financing Transaction, the Exercise Price and the number of Warrant Shares shall be determined in accordance with Paragraph 7(a) for the sale of such shares of Common Stock.

4.

Notice Under Warrant and Note.  The Holder hereby notifies the Company that the Maximum Percentage under (i) Paragraph 1(f) of the Warrant and (ii) Paragraph 3(d)(i) of the Note is increased to 9.99% as of the date in which the Initial Shares are issued to the Holder.

5.

Limitation on Consideration.  The Company agrees that it shall not grant the Initial Shares or Subsequent Shares to the extent that such grant would provide the Holder with an ownership percentage of the Company in excess of the Maximum Percentage as increased in Section 4 above.

6.

Waiver of Registration Rights .  Holder agrees that it will not exercise its registration rights under the Registration Rights Agreement at any time from the date of this Agreement until the earlier of September 30, 2010 or the date that is 10 days after the Company files an S-1 Registration Statement registering some or all of the Shares sold in a Qualified Financing Transaction and such S-1 Registration Statement is declared effective by the SEC.

5.

Ratification.  The parties hereto acknowledge and agree that the Note and the Warrant, as amended and modified by this Agreement, is hereby ratified and reaffirmed in all respects as of the date hereof, whereby the Note and the Warrant shall continue in full force and effect in accordance with their  terms.  All capitalized terms not defined herein shall have the meanings given to such terms in the Note and the Warrant.

6.

Securities Law Compliance.  The Holder hereby represents, warrants and acknowledges to the Company as follows:

(a)

It is an “accredited investor” (as such term is defined in paragraph (a) of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision.

(b)

It understands that the Shares have not been registered under the 1933 Act or any applicable state securities laws, and that the sale and issuance of the Shares are being made in reliance on one or more exemptions from registration under the 1933 Act and under applicable registration exemptions from state securities laws.

(c)

It acknowledges that no agency, governmental authority, regulatory body, stock market or other entity (including, without limitation, the Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares.

(d)

It is acquiring the Shares for its own account, for investment purposes only, and not with a view to any resale or distribution in violation of the registration requirements of the 1933 Act; and the Holder will not offer, sell or otherwise transfer any of the Shares except under circumstances which will not result in a violation of the 1933 Act.

(e)

It has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to the investment represented by the Shares, has been supplied with all additional information concerning the Company and the Shares that it has requested, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, all such questions have been answered to its full satisfaction.

(f)

It acknowledges that no purchase of the Shares has resulted from any general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)

It acknowledges that there are significant restrictions and limitations on the transferability of the Shares.  It consents to the Company giving instructions to its transfer agent and/or registrar in order to implement the restrictions and limitations on transfer as required under the 1933 Act and as set forth herein.

(h)

Until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, stock certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE STATES SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.”

7.

Miscellaneous.

(a)

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company and the Holder and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

(b)

Integration.  This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

(c)

 Course of Dealing; Waivers.  No course of dealing on the part of the Holder or its partners or affiliates, nor any failure or delay in the exercise of any right by the Holder, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  The Holder’s failure at any time to require strict performance by the Company of any provision shall not affect any right of the Holder thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by the Holder.

(d)

Notices.  All notices or demands by any party relating to this Agreement shall be provided as set forth in the Note.

(e)

Time is of the Essence.  Time is of the essence as to each and every term and provision of this Agreement.

(f)

Counterparts.  This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

(g)

Legal Effect.  If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(h)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without regard to principles of conflicts of laws that would cause the application of the laws of any jurisdictions other than the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

THE COMPANY:

BROADCAST INTERNATIONAL, INC.

By:/s/ Rodney M. Tiede

Name:  Rodney M. Tiede

Title:    President & CEO

THE HOLDER:

CASTLERIGG MASTER INVESTMENTS LTD.

By Sandell Asset Management Corp. its investment manager

By:_/s/ Serge Adam_____________

Name:_Serge Adam_________________________

Title:  _Senior Managing Director_______________